Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CornerWorld Corporation (the “Company”) on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, V. Chase McCrea III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 24, 2014	By:	/s/ V. Chase McCrea III
V. Chase McCrea III
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to CornerWorld Corporation and will be retained by CornerWorld Corporation and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.